Exhibit 99.1

News Release

Contact:   Walt Standish, President and Chief Executive Officer, 843.916.7813
                  Dick Burch, Senior Vice President and Chief Financial Officer, 843.916.7806

FOR IMMEDIATE RELEASE

Beach First Earnings Grow 84 Percent in 2006
7th Consecutive Year of Strong Financial Performance

Myrtle Beach, SC, January 22, 2007 – Beach First National Bancshares, Inc, (NASDAQ: BFNB) today announced that its 2006 year-end earnings increased 84 percent over figures reported for 2005.

Net income for the year ended December 31, 2006 totaled $6,195,728, or $1.27 per diluted share, an increase of 84 percent over the amount of $3,359,643, or $0.83 per diluted share, for the year ended December 31, 2005. Total assets ended the year at $520 million, an increase of 31 percent from figures reported for 2005. Total deposits grew 34 percent to $416 million, and total loans grew 32 percent to $411 million.

Return on average assets was 1.33 percent for the year ended December 31, 2006, compared to 1.08 percent for the same period a year ago. Return on average shareholders’ equity was 14.53 percent for the year ended December 31, 2006, compared to 11.37 percent for the same period a year ago. The net interest margin improved to 4.62 percent at December 31, 2006, compared to 4.60 percent at December 31, 2005. Book value per share stood at $9.54 per share at December 31, 2006, compared to $8.23 per share at December 31, 2005.

Walt Standish, president and chief executive officer, said, “Beach First completed its seventh consecutive year of strong financial performance in 2006. We believe our community bank philosophy is at the heart of our success, as it continues to resonate with customers who are drawn to our local bank service and convenient locations. When we combine this strong level of service with the healthy economies in the markets our bank serves, it yields robust performance. We are also pleased to have made the move to our new headquarters at Grissom Parkway in late December and invite the public to visit this beautiful and environmentally friendly space.”

Beach First National Bancshares, Inc. is the parent of Beach First National Bank, a $520 million financial institution headquartered in Myrtle Beach, South Carolina. Beach First is the Grand Strand’s only locally-owned bank, operating six banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina. Beach First offers a full line of banking products and services, including NetTeller internet banking, and recently moved into its new headquarters at the corner of 38th Avenue North and Grissom Parkway in Myrtle Beach. The company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is www.beachfirst.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2006	2005
Assets
Cash and due from banks	$5,198,945	$4,284,868
Federal funds sold and short term investments	14,010,667	25,521,071
Investment securities	68,474,531	43,975,876
Loans, net	405,326,804	307,424,435
Federal Reserve Bank stock	984,000	534,000
Federal Home Loan Bank stock	2,475,600	2,011,400
Property and equipment, net	14,344,330	6,672,507
Cash value of life insurance	3,424,586	3,301,417
Other assets	5,961,876	3,753,663,659

Total assets	$520,201,339	$397,389,234

Liabilities and shareholders’ equity
Liabilities
Deposits
Non-interesting bearing	$37,194,469	$31,152,603
Interest bearing	379,162,660	279,741,607

Total deposits	416,357,129	310,894,210

Advances from Federal Home Loan Bank	37,500,000	34,000,000
Other borrowings	7,209,820	1,504,009
Junior subordinated debentures	10,310,000
Other liabilities	3,364,811	1,555,602

Total liabilities	474,741,760	358,263,821

Commitments and contingencies

Shareholders’ equity
Common stock, $1 par value, 10,000,000 shares authorized,
4,763,987 shares issued and outstanding at December
31, 2006 and 4,754,937 at December 31, 2005	4,763,987	4,754,937
Paid-in capital	28,659,487	28,572,864
Retained earnings	12,709,310	6,513,582
Accumulated other comprehensive loss	(673,205)	(715,970)

Total shareholders’ equity	45,459,579	39,125,413

Total liabilities and shareholders’ equity	$520,201,339	$397,389,234

Consolidated Statements of Income

	For the Years ended December 31,
	2006	2005	2004
Interest income
Loans and fees on loans	$33,096,343	$18,938,675	$10,418,114
Investment securities	2,897,719	1,838,313	1,098,986
Federal funds sold and short term investments	469,819	127,961	75,702
Other	22,929	15,682	4,069

Total interest income	36,486,810	20,920,631	11,511,596,871

Interest expense
Deposits	13,711,212	5,912,891	2,799,558
Advances from FHLB and federal funds purchased	1,546,286	747,209	394,946
Junior subordinated debentures	771,740	528,812	136,943

Total interest expense	16,029,238	7,188,912	3,331,447

Net interest income	20,457,572	13,731,719	8,265,424

Provision for loan losses	2,174,400	2,184,000	1,340,000

Net interest income after provision for
loan losses	18,283,172	11,547,719	6,925,424

Noninterest income
Service fees on deposit accounts	514,286	549,689	536,077
Gain on sale of loans	60,392	14,610	-
Gain (loss) on sale of investment securities	1,007	(3,935)	37,395
Income from cash value life insurance	143,717	89,809	161,544
Income from mortgage operations	2,136,250	249,757	134,865
Other income	1,172,013	217,947	167,544

Total noninterest income	4,027,665	1,117,877	1,037,425

Noninterest expenses
Salaries and wages	6,018,633	3,371,922	2,556,452
Employee benefits	1,138,653	675,496	501,347
Supplies and printing	126,705	101,889	89,560
Advertising and public relations	387,056	295,509	239,256
Professional fees	311,627	327,130	190,138
Depreciation and amortization	518,551	539,406	446,158
Occupancy	1,102,406	724,313	476,736
Data processing fees	547,747	455,646	343,275
Other operating expenses	2,461,595	1,053,867	838,945

Total noninterest expenses	12,612,973	7,545,178	5,681,867

Income before income taxes	9,697,864	5,120,418	2,280,982

Income tax expense	3,502,136	1,760,775	845,060

Net income	$6,195,728	$3,359,643	$1,435,922

Basic net income per common share	$1.30	$0.84	$0.48
Diluted net income per common share	$1.27	$0.83	$0.46
Weighted average common shares outstanding:
Basic	4,764,072	3,975,864	3,015,993

Diluted	4,874,562	4,059,865	3,133,931

(Unaudited)
(In thousands)

Asset Quality Ratios and Other Data	December 31,	December 31,	December 31,
	2006	2005	2004

Total nonperforming loans	$1,625	$1,111	$78

Allowance for loan losses	5,888	4,364	2,422

Nonperforming loans as a percent of total
loans	0.40%	0.36%	0.04%

Nonperforming assets, past due and
restructured loans to total assets	0.31%	0.28%	0.03%

Net charge-offs to average total loans	0.17%	0.10%	0.43%

Allowance for loan losses to total loans	1.43%	1.40%	1.26%

Allowance for loan losses to
nonperforming loans	362.45%	392.80%	3,105.13%

	For the year ended
	December 31,
	2006	2005	2004

Interest rate spread	4.06%	4.10%	3.95%

Net interest margin	4.62%	4.67%	4.30%